UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/28/2012

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

25242 Arctic Ocean Drive, Lake Forest, California 92630
(Address of principal executive offices, including zip code)

949-930-3400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 28, 2012, Quantum Fuel Systems Technologies Worldwide, Inc. (the "Company") entered into an At The Market Offering Agreement (the "Sales Agreement") with Ascendiant Capital Markets, LLC (the "Sales Agent"). Pursuant to the Sales Agreement, the Company may, from time to time, offer and sell shares of its common stock (the "Shares") having an aggregate offering price of up to $5,000,000 through the Sales Agent. Sales of Shares, if any, under the program will depend on market conditions and other factors to be determined by the Company, and will be made in "at the market offerings" as defined in Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), including sales made directly on the NASDAQ Capital Market, on any other existing trading market for the Shares or to or through a market maker.

The Shares sold in the offering will be issued pursuant to the Company's effective shelf registration statement on Form S-3 (Registration No. 333-176772) previously filed with the Securities and Exchange Commission (the "SEC"), in accordance with the provisions of the Securities Act, as supplemented by a prospectus supplement dated December 28, 2012, which the Company filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act.

The Sales Agent is not required to sell any specific number or dollar amount of Shares but will use its commercially reasonable efforts, as the Company's agent and subject to the terms of the Sales Agreement, to sell the Shares offered, as instructed by the Company.

The Sales Agreement provides that the Company will pay the Sales Agent a fee of 3.0% of the gross sales price of any Shares sold through the Sales Agent. The Sales Agreement contains customary representations, warranties and agreements of the Company and the Sales Agent and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

The Company intends to use the net proceeds from any sales of Shares in the offering for general corporate purposes. The Company's management will have significant flexibility in applying the net proceeds of this offering.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Shares, nor shall there be any sale of the Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Sales Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Sales Agreement and the transactions contemplated thereby is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits

5.1   Opinion of Kenneth R. Lombardo, General Counsel
10.1 At The Market Offering Agreement
23.1 Consent of Kenneth R. Lombardo, General Counsel (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Date: December 28, 2012	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-5.1	Legal Opinion of Kenneth R. Lombardo
EX-10.1	At the Market Offering Agreement dated December 28, 2012